CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the following Registration Statements: (1) Registration Statement (Form F-3 No. 333-259826) of Cellebrite DI Ltd., (2) Registration Statement (Form S-8 No. 333-260878) pertaining to the Cellebrite Mobile Synchronization Ltd. 2008 Share Option Plan, the Cellebrite Mobile Synchronization Ltd. 2019 Share Option Plan, the Cellebrite Mobile Synchronization Ltd. 2019 Restricted Share and Restricted Share Unit Plan, the Cellebrite DI Ltd. 2021 Share Incentive Plan and the Cellebrite DI Ltd. 2021 Employee Share Purchase Plan, and (3) Registration Statement (Form S-8 No. 333-278130) pertaining to the Cellebrite DI Ltd. 2021 Share Incentive Plan and the Cellebrite DI Ltd. 2021 Employee Share Purchase Plan; of our reports dated March 18, 2025, with respect to the consolidated financial statements of Cellebrite DI Ltd. and the effectiveness of internal control over financial reporting of Cellebrite DI Ltd. included in this Annual Report (Form 20-F) of Cellebrite DI Ltd. for the year ended December 31, 2024. Tel Aviv, Israel /s/ KOST FORER GABBAY & KASIERER March 18, 2025 A Member of EY Global Exhibit 15.1